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                                                                     EXHIBIT 8.1

                                 April 23, 1998



Weeks Corporation
Weeks Realty L.P.
4497 Park Drive
Norcross, Georgia  30093

     Re:  Weeks Corporation -- Shelf Registration Statement
          -------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Weeks Corporation (the "Company") and Weeks Realty, L.P. (the "Operating Partnership") in connection with that certain Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") relating to the offering from time to time of (i) shares of the Company's preferred stock, par value $.01 per share, (ii) shares of the Company's common stock, par value $.01 per share (the "Common Stock"), (iii) warrants to purchase shares of Common Stock, and
(iv) unsecured non-covertible investment grade debt securities of the Operating Partnership, as described in the Registration Statement. In connection therewith, you have requested our opinion with respect to the following matters:

           (i) the qualification of the Company as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code");

           (ii) the federal income tax classification of the Operating Partnership and the various partnerships and limited liability companies in which it directly or indirectly owns an interest; and

           (iii) the accuracy of the discussion contained in the Prospectus, which is included in the Registration Statement, under the caption "Federal Income Tax Considerations."

     We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to the reference to us in the Prospectus under the heading "Federal Income Tax
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Weeks Corporation
Weeks Realty, L.P.
April 23, 1998
Page 2

Considerations." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

     Unless otherwise indicated, all terms used herein with initial capital letters shall have the same meaning as in the Prospectus.

                       FACTS AND ASSUMPTIONS RELIED UPON
                       ---------------------------------

     In rendering the opinions expressed herein, we have examined such documents as we have deemed appropriate, including (but not limited to) the following:
(1) the Registration Statement (including all Exhibits thereto); (2) the Second Amended and Restated Agreement of Limited Partnership of Weeks Realty, L.P., as amended; (3) the respective Articles of Incorporation of Weeks Corporation, Weeks Realty Services, Inc., Weeks Construction Services, Inc., Weeks GP Holdings, Inc., and Weeks LP Holdings, Inc., and bylaws of such corporations, as amended, if applicable; (4) the respective limited partnership agreements, as amended, of Weeks Financing Limited Partnership, Weeks NC Financing Limited Partnership, Northpoint Limited Partnership No. 1, Codina/Tradewind, Ltd., Codina Tradewind No. 4, Ltd., Raha Associates, Ltd., New World Partners Joint Venture, New World Partners Joint Venture Number Two, New World Partners Joint Venture Number Three, and New World Partners Joint Venture Number Four; (5) the respective limited liability company agreements, as amended, of Weeks Special Purpose, LLC, Weeks SPV Financing, LLC, SugarLoaf Holdings One, LLC, and Weeks Beacon Centre, LLC; (6) the Employee Sharing, Occupancy, and Administrative Services Agreement entered into by the Operating Partnership, Weeks Realty Services, Inc. and Weeks Construction Services, Inc.; and (7) the Company's analyses relating to the Company's compliance with the REIT gross income and asset tests.

     In our examination of documents, we have assumed, with your consent, that all documents submitted to us are authentic originals, or if submitted as photocopies or telecopies, that they faithfully reproduce the originals thereof, that all such documents have been or will be duly executed to the extent required, that all representations and statements set forth in such documents are true and correct, and that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms. We also have obtained such additional information and representations as we have deemed relevant and necessary through consultation with the officers of the Company and with the Company's advisors, including certain representations set forth in a letter to us of even date herewith.
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Weeks Corporation
Weeks Realty, L.P.
April 23, 1998
Page 3

                                    OPINIONS
                                    --------

     Based upon and subject to the foregoing, we are of the following opinions.

     (1) The Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under Sections 856-860 of the Code for its initial taxable year beginning August 23, 1994 and ending December 31, 1994 as well as its taxable years ending December 31, 1995, December 31, 1996 and December 31, 1997, and its current organization and method of operation should allow it to continue to qualify as a REIT.

     (2) The Operating Partnership and each partnership and limited liability company in which it directly or indirectly owns less than 100% of the beneficial interests therein are classified as partnerships for federal income tax purposes and not as associations taxable as corporations or as "publicly traded partnerships" under Section 7704 of the Code, and each such entity in which the Operating Partnership directly or indirectly owns 100% of the beneficial interests therein is disregarded as an entity for federal income tax purposes.

     (3) The discussion contained in the Prospectus under the caption "Federal Income Tax Considerations" fairly summarizes the federal income tax considerations that are material to a holder of Common Stock and, to the extent such discussion contains statements of law or legal conclusions, such statements and conclusions are the opinion of King & Spalding.

     The opinions expressed herein are given as of the date hereof and are based upon the Code, the U.S. Treasury regulations promulgated thereunder, current administrative positions of the U.S. Internal Revenue Service, and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely affect the opinions rendered herein and the tax consequences to the Company, the Operating Partnership and the investors in the Common Stock. In addition, as noted above, our opinions are based solely on the documents that we have examined, the additional information that we have obtained, and the representations that have been made to us, and cannot be relied upon if any of the facts contained in such documents or in such additional information is, or later becomes, inaccurate or if any of the representations made to us is, or later becomes, inaccurate.

     We will advise you of any facts or circumstances that come to our attention, or of any changes in law that occur, and which affect the opinions expressed herein, prior to the date that the Registration Statement is declared effective by the Commission. We assume no such obligation, however, to so advise you after such date.
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Weeks Corporation
Weeks Realty, L.P.
April 23, 1998
Page 4


     Finally, our opinion is limited to the tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other tax consequences of an investment in the Company.


                                             Very truly yours,


                                             /s/ KING & SPALDING